EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

TriZetto Announces Upcoming CFO Change

NEWPORT BEACH, Calif. – May 15, 2007 – The TriZetto Group, Inc. (NASDAQ: TZIX) today announced that its executive vice president and chief financial officer, Jim Malone, plans to leave TriZetto to join Misys plc in London as that company’s new chief financial officer. TriZetto’s office of the CFO, which includes the leaders of the financial reporting, field finance, financial analytics, treasury and tax functions, will continue to operate under Malone’s direction until his departure towards the end of the second quarter, 2007. The company has initiated a selection process for a new CFO that will consider both internal and external candidates.

“Since Jim’s arrival at the end of 2003, he has done an outstanding job of installing improved financial management processes at TriZetto and strengthening the talent pool across all of our finance functions,” said Jeff Margolis, TriZetto’s chairman and chief executive officer. “While we are sorry to see Jim go, he is leaving to pursue an outstanding professional opportunity that underscores the high caliber of individuals on TriZetto’s management team.”

# # #

Contacts:	Investors:	Media:
	Brad Samson	Melissa Bruno
	949-719-2220	Schwartz Communications
	brad.samson@trizetto.com	781-684-6652
mbruno@schwartz-pr.com